Exhibit 99.1

Media Contact: Meghan Dotter 703 682 6670

Investor Contact: Ahmed Pasha 703 682 6451

AES Reports First Quarter 2010 Results of $0.26 Adjusted EPS and $335 Million Proportional Free Cash Flow

Diluted EPS from Continuing Operations of $0.27 and Consolidated Operating Cash Flow of $684 Million

•	Consolidated Operating Cash Flow increased by $327 million to $684 million, compared to $357 million in the first quarter of 2009 on improved pricing, volumes and collections

•	Proportional Free Cash Flow increased by $141 million to $335 million, compared to $194 million in the first quarter of 2009

•	Adjusted Earnings Per Share declined by $0.11 to $0.26, compared to $0.37 principally due to the Northern Kazakhstan contract incentive payment of $0.12 recognized during the first quarter of 2009

•	Diluted Earnings Per Share from Continuing Operations decreased $0.04 to $0.27, compared to $0.31 in the first quarter of 2009

ARLINGTON, VA, May 7, 2010 – The AES Corporation (NYSE: AES) today reported results for the first quarter of 2010. The Company’s results were driven by improved operating performance at its generation business in the Philippines, higher volumes at its utilities in Brazil, and favorable foreign currency exchange rates. These contributions helped offset lower energy prices and volumes in North America. AES also benefited from improved collections at several of its Latin America businesses, primarily in Brazil and the Dominican Republic.

“Our year is off to a good start, with proportional free cash flow increasing by approximately 70 percent over the first quarter of last year. We have clearly seen strong performance in our businesses in Asia and Brazil, which effectively offset the shortfalls in our North America results that were related to low gas prices and weak demand growth. Based on our performance to date and our projections for the rest of the year, our geographic diversification allows us to maintain our guidance for cash flow and earnings, adjusted for the near-term impacts of the recent equity sale to the China Investment Corporation,” said Paul Hanrahan, AES President and Chief Executive Officer.

“We also achieved significant milestones in our 9,000 MW advanced stage development pipeline. Consistent with our growth plan, we are pursuing projects where there is increasing demand for electricity and where there are favorable incentives for renewables. In March, for example, we announced the expansion of our European renewables platform by acquiring 700 MW of wind development pipeline in Poland and the U.K., followed by a $234 million financing for a 43 MW AES Solar facility in Italy. More recently, we also signed a Power Purchase Agreement for the 1,200 MW Mong Duong II coal plant in Vietnam, where electricity demand is projected to grow 14 percent annually.”

-more-

Table 1: Results for First Quarter 2010 and Updated 2010 Guidance

	First Quarter 2010		First Quarter 2009		Updated 2010 Guidance As of May 7, 2010		Previous 2010 Guidance As of Feb. 26, 2010
Consolidated Revenue	$4.1	B	$3.3	B	NA		NA

Consolidated Gross Margin	$1.0	B	$0.9	B	$3.7-3.9	B	$3.7-3.9	B

Proportional Gross Margin (a non-GAAP financial measure)	$626	M	$533	M	$2.2-2.4	B	$2.2-2.4	B

Consolidated Cash Flow from Operating Activities	$684	M	$357	M	$2.8-3.0	B	$2.8-3.0	B

Proportional Cash Flow from Operating Activities (a non-GAAP financial measure)	$441	M	$314	M	$1.5-1.7	B	$1.5-1.7	B

Consolidated Free Cash Flow (a non-GAAP financial measure)	$528	M	$200	M	$2.0-2.2	B	$2.0-2.2	B

Proportional Free Cash Flow (a non-GAAP financial measure)	$335	M	$194	M	$0.9-1.1	B	$0.9-1.1	B

Subsidiary Distributions to the Parent Company (see definitions)	$303	M	$230	M	$1.1-1.2	B	$1.1-1.2	B

Diluted EPS from Continuing Operations	$0.27		$0.31		$0.83-0.88		$0.95-1.00

Adjusted EPS (a non-GAAP financial measure)	$0.26		$0.37		$0.90-0.95		$1.00-1.05

Key drivers of the First Quarter results include (comparison of Q1 2010 vs. Q1 2009):

During the quarter, AES benefited from improved operating performance at its generation businesses in Asia, increased volumes at its utilities in Brazil, as well as favorable foreign currency exchange rates, particularly in Brazil. These benefits were offset by: (i) a gain of $80 million, or $0.12 per share, recognized in the first quarter of 2009 from the contract incentive payment associated with the management of the Northern Kazakhstan businesses; (ii) unfavorable power prices and volumes in North America; and (iii) a higher effective tax rate.

•

Consolidated Revenue increased by $843 million to $4.1 billion. Of that amount, $427 million was attributable to favorable foreign currency translation impacts, particularly the Brazilian Real, which appreciated 22 percent. Further improvements to revenue resulted from: (i) an increase in tariff rates in Latin America due to the recovery of energy purchased which is passed through to customers; (ii) increased volumes at Latin America utilities; (iii) contributions from the Company’s Cartagena business in Spain, which was previously reported under the equity

-more-

method of accounting, but is now included in the Company’s consolidated results of operations to comply with new accounting guidance, effective January 1, 2010; and (iv) improved operational performance in the Philippines.

•

Consolidated Gross Margin increased by $144 million to $1.0 billion, benefitting from: (i) $101 million of favorable foreign currency translation; (ii) gains from improved operating performance in Asia, particularly in the Philippines where the Company benefited from favorable electricity prices and higher volume; (iii) higher volumes at its Brazilian utilities; and (iv) $44 million favorable impact primarily from non-cash, mark-to-market derivative adjustments on natural gas hedges in New York. These gains were partially offset by unfavorable energy prices and lower volumes in New York and higher spot energy purchases in Chile.

•

Proportional Gross Margin (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $93 million to $626 million, primarily due to the favorable performance of the Company’s business in the Philippines and the favorable impact of foreign currency exchange rates.

•

Consolidated Cash Flow from Operating Activities increased by $327 million to $684 million, reflecting higher gross margin and improved working capital management in Latin America, particularly improved cash collections in the Dominican Republic, and lower quarter-over-quarter payments for swap related settlements in Brazil.

•	Proportional Cash Flow from Operating Activities (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $127 million to $441 million.

•

Consolidated Free Cash Flow (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $328 million to $528 million. This increase is primarily a result of the consolidated operating cash flow factors mentioned above.

•	Proportional Free Cash Flow (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $141 million to $335 million.

•

Diluted Earnings Per Share (EPS) from Continuing Operations decreased $0.04 per share to $0.27 per share. The first quarter of 2009 included a $0.12 per share gain from the contract incentive payment earned at the Northern Kazakhstan businesses that were sold in 2008. Excluding this item, EPS increased $0.08 per share due primarily to the favorable gross margin drivers listed above. This increase was partially offset by a higher effective tax rate which was due, in part, to the expiration of a favorable U.S. tax law related to the treatment of certain non-U.S. transactions.

•

Adjusted EPS (a non-GAAP financial measure, see Appendix for definition and reconciliation) decreased $0.11 per share to $0.26 per share, primarily due to the Kazakhstan contract incentive payment recognized in the first quarter of 2009. Table 2 represents a reconciliation of Diluted EPS to Adjusted EPS for the first quarter of 2010 as compared to the first quarter of 2009.

-more-

Table 2: Reconciliation of Diluted EPS to Adjusted EPS for Q1 2010 as compared to Q1 2009

	Q1 2010 QTD	Q1 2009 QTD
Diluted Earnings Per Share from Continuing Operations	$0.27	$0.31
Derivative Mark-to-Market (Gains)/Losses	$(0.03)	$0.03
Currency Transaction (Gains)/Losses	$0.02	$0.03
Disposition/Acquisition (Gains)/Losses	$—	$(0.02)
Impairment Losses	$—	$0.02

Adjusted Earnings Per Share	$0.26	$0.37

See Appendix for more detail.

2010 Guidance

AES maintained all of its 2010 cash flow and gross margin guidance elements, and updated its 2010 EPS guidance in order to reflect: (i) the issuance of 125.5 million common shares to China Investment Corporation for $1.58 billion, which increased the projected full year diluted weighted average shares outstanding by 99 million to 772 million shares; (ii) that a portion of the China Investment Corporation proceeds were used to pre-pay approximately $500 million of debt; and (iii) the announced sale of the Ras Laffan business in Qatar, which as of the second quarter will be reported as a discontinued operation, including prior periods.

The Company’s 2010 guidance has also been updated to reflect foreign exchange and commodity forward prices as of March 31, 2010. AES issued its previous guidance based on foreign exchange and commodity forward prices as of December 31, 2009. Since that time, forward prices changed unfavorably with approximately $0.06 negative impact on Adjusted EPS, consistent with the Company’s previously disclosed sensitivities. AES was able to offset these unfavorable market moves with improved operating performance. Diluted EPS from Continuing Operations was impacted by the same factors discussed above, plus $0.02 of make-whole premiums and deferred financing costs associated with debt repurchases noted above.

Table 3: Key Elements of Updated 2010 Guidance vs. Prior Guidance

	Updated 2010 Guidance as of May 7, 2010	Previous 2010 Guidance as of February 26, 2010
Diluted EPS from Continuing Operations	$0.83-$0.88	$0.95-$1.00
Adjusted EPS (a non-GAAP financial measure)	$0.90-$0.95	$1.00-$1.05
Consolidated Cash Flow from Operating Activities	$2,775-$2,975 million	$2,775-$2,975 million
Proportional Free Cash Flow (a non-GAAP financial measure)	$900-$1,100 million	$900-$1,100 million
Subsidiary Distributions (see definition)	$1,100-$1,200 million	$1,100-$1,200 million

-more-

Note: Previous guidance (as of February 26, 2010) was based on 673 million diluted weighted average shares outstanding, versus updated guidance (as of May 7, 2010) which was based on 772 million diluted weighted average shares outstanding. See Appendix for definitions and reconciliations and for a complete list of the updated 2010 guidance elements.

Other Key Highlights:

April

•

The Company entered into an agreement to sell its equity interest in the Ras Laffan business in Qatar. Beginning in the second quarter, the business will be reported as a discontinued operation, including prior periods, and its earnings will not be reported as part of income from continuing operations. During 2010, Ras Laffan was expected to contribute net income attributable to AES of approximately $14 million, or $0.02 per share.

•

The Company signed a Power Purchase Agreement with Electricity Vietnam, the state-owned power company, for Mong Duong II, a 1,200 MW coal-fired power plant. The project is expected to reach financial close in the first half of 2011.

•	The Company announced that on May 17, 2010 it would redeem $400 million of 8.75 percent second priority senior secured notes due 2013.

March

•	The Company completed construction and brought into commercial operation the 152 MW Guacolda 4 coal-fired power plant in Chile.

•	AES Wind Generation began commercial operation of two European wind projects, totaling 190.5 MW, including the 156 MW St. Nikola project in Bulgaria and the 34.5 MW St. Patrick project in France.

•

AES Wind Generation also acquired 700 MW of development pipeline in Poland and the U.K. Of the 700 MW development pipeline, 200 MW of projects are expected to be under construction by the end of 2011, and the remaining 500 MW are projected to be under construction through 2015.

•	AES Solar completed a $234 million project financing for a 43 MW facility in Italy, which is expected to start commercial operation by the end of 2010.

•	The Company completed the equity sale of 125.5 million common shares to the China Investment Corporation for $1.58 billion.

Non-GAAP Financial Measures

See Non-GAAP Financial Measures for definitions of Adjusted Earnings Per Share, Proportional Gross Margin, Proportional Operating Cash Flow, Free Cash Flow, Proportional Free Cash Flow as well as reconciliations to the most comparable GAAP financial measure.

Attachments

Consolidated Statements of Operations, Segment Information, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information and 2010 Financial Guidance.

-more-

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company with generation and distribution businesses. Through our diverse portfolio of thermal and renewable fuel sources, we provide affordable and sustainable energy to 29 countries. Our workforce of 27,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2009 revenues were $14 billion and we own and manage $40 billion in total assets. To learn more, please visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’ 2009 Annual Report on Form 10-K. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2009 Annual Report on Form 10-K dated on or about February 25, 2010 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

#

THE AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,
($ in millions, except per share amounts)	2010	2009

Revenues	$4,112	$3,269
Cost of sales	(3,112)	(2,413)

GROSS MARGIN	1,000	856

General and administrative expenses	(82)	(84)
Interest expense	(393)	(380)
Interest income	109	93
Other expense	(12)	(22)
Other income	9	222
Gain on sale of investments	—	13
Foreign currency transaction losses on net monetary position	(51)	(39)
Other non-operating expense	—	(10)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	580	649

Income tax expense	(196)	(174)
Net equity in earnings of affiliates	14	7

INCOME FROM CONTINUING OPERATIONS	398	482

Income from operations of discontinued businesses, net of tax	17	19
Loss from disposal of discontinued businesses, net of tax	(13)	—

NET INCOME	402	501

Less: Net income attributable to noncontrolling interests	(215)	(283)

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$187	$218

DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.27	$0.31
Discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	0.02

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.27	$0.33

AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$185	$208
Discontinued operations, net of tax	2	10

NET INCOME	$187	$218

THE AES CORPORATION

SEGMENT INFORMATION (unaudited)

	Three Months Ended March 31,
($ in millions)	2010	2009

REVENUE
Latin America - Generation	$983	$892
Latin America - Utilities	1,765	1,212
North America - Generation	532	502
North America - Utilities	288	290
Europe - Generation	305	204
Asia - Generation	245	137
Corp/Other & eliminations	(6)	32

Total Revenue	$4,112	$3,269

GROSS MARGIN
Latin America - Generation	$344	$373
Latin America - Utilities	238	175
North America - Generation	134	120
North America - Utilities	76	70
Europe - Generation	90	68
Asia - Generation	84	21
Corp/Other & eliminations	34	29

Total Gross Margin	$1,000	$856

THE AES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions, except shares and par value)	March 31, 2010	December 31, 2009

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,392	$1,809
Restricted cash	565	407
Short-term investments	1,731	1,648
Accounts receivable, net of allowance for doubtful accounts of $293 and $290, respectively	2,244	2,152
Inventory	575	569
Receivable from affiliates	15	24
Deferred income taxes - current	235	218
Prepaid expenses	221	162
Other current assets	1,215	1,558
Current assets of discontinued and held for sale businesses	267	240

Total current assets	10,460	8,787

NONCURRENT ASSETS
Property, Plant and Equipment:
Land	1,095	1,111
Electric generation, distribution assets and other	29,057	27,462
Accumulated depreciation	(9,205)	(8,920)
Construction in progress	3,880	4,644

Property, plant and equipment, net	24,827	24,297

Other assets:
Deferred financing costs, net of accumulated amortization of $310 and $297, respectively	389	384
Investment in and advances to affiliates	1,175	1,157
Debt service reserves and other deposits	695	595
Goodwill	1,297	1,299
Other intangible assets, net of accumulated amortization of $227 and $223, respectively	508	510
Deferred income taxes - noncurrent	639	604
Other	1,556	1,551
Noncurrent assets of discontinued and held for sale businesses	336	351

Total other assets	6,595	6,451

TOTAL ASSETS	$41,882	$39,535

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and other accrued liabilities	$4,057	$4,234
Accrued interest	351	271
Non-recourse debt - current	1,863	1,759
Recourse debt - current	473	214
Current liabilities of discontinued and held for sale businesses	150	143

Total current liabilities	6,894	6,621

LONG-TERM LIABILITIES
Non-recourse debt - noncurrent	13,271	12,642
Recourse debt - noncurrent	5,035	5,301
Deferred income taxes - noncurrent	1,130	1,090
Pension and other post-retirement liabilities	1,285	1,322
Other long-term liabilities	3,253	3,208
Long-term liabilities of discontinued and held for sale businesses	418	411

Total long-term liabilities	24,392	23,974

Cumulative preferred stock of subsidiary	60	60

EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 804,079,027 issued and 795,174,732 outstanding at March 31, 2010 and 677,214,493 issued and 667,679,913 outstanding at December 31, 2009	8	7
Additional paid-in capital	8,447	6,868
Retained earnings	791	650
Accumulated other comprehensive loss	(2,881)	(2,724)
Treasury stock, at cost (8,904,295 shares at March 31, 2010 and 9,534,580 shares at December 31, 2009, respectively)	(118)	(126)

Total The AES Corporation’s stockholders’ equity	6,247	4,675
NONCONTROLLING INTERESTS	4,289	4,205

Total equity	10,536	8,880

TOTAL LIABILITIES AND EQUITY	$41,882	$39,535

THE AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
($ in millions)	2010	2009

OPERATING ACTIVITIES:
Net income	$402	$501
Adjustments to net income:
Depreciation and amortization	293	245
Loss (gain) from sale of investments and impairment expense	4	(12)
Loss on disposal and impairment write-down - discontinued operations	13	—
Provision for deferred taxes	29	(25)
Contingencies	46	(102)
(Gain) loss on the extinguishment of debt	—	14
Other	(20)	41
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(64)	80
Decrease in inventory	3	47
Decrease (increase) in prepaid expenses and other current assets	47	(124)
Increase in other assets	(70)	(73)
Increase (decrease) in accounts payable and accrued liabilities	56	(192)
Decrease in income taxes and other income tax payables, net	(97)	(9)
Increase (decrease) increase in other liabilities	42	(34)

Net cash provided by operating activities	684	357

INVESTING ACTIVITIES:
Capital expenditures	(493)	(574)
Acquisitions–net of cash acquired	(34)	—
Proceeds from the sale of businesses	99	—
Sale of short-term investments	1,006	999
Purchase of short-term investments	(1,102)	(686)
(Increase) decrease in restricted cash	(46)	293
(Increase) decrease in debt service reserves and other assets	(61)	73
Affiliate advances and equity investments	(23)	(30)
Other investing	59	2

Net cash (used in) provided by investing activities	(595)	77

FINANCING ACTIVITIES:
Issuance of common stock	1,570	—
Borrowings (repayments) under the revolving credit facilities, net	26	(153)
Issuance of non-recourse debt	216	244
Repayments of non-recourse debt	(182)	(169)
Payments for deferred financing costs	(13)	(22)
Distributions to noncontrolling interests	(72)	(12)
Contributions from noncontrolling interests	—	73
Financed capital expenditures	(30)	(49)
Other financing	—	1

Net cash provided by (used in) financing activities	1,515	(87)
Effect of exchange rate changes on cash	(21)	(2)

Total increase in cash and cash equivalents	1,583	345
Cash and cash equivalents, beginning	1,809	881

Cash and cash equivalents, ending	$3,392	$1,226

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended March 31,
	2010	2009

Reconciliation of Adjusted Earnings Per Share (1)

Diluted EPS From Continuing Operations	$0.27	$0.31

Derivative Mark-to-Market (Gains)/Losses(2)	(0.03)	0.03
Currency Transaction (Gains)/Losses(3)	0.02	0.03
Disposition/Acquisition (Gains)/Losses	—	(0.02	) (4)
Impairment Losses	—	0.02	(5)

Adjusted Earnings Per Share(1)	$0.26	$0.37

(1)

Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) significant gains or losses due to dispositions and acquisitions of business interests, (d) significant losses due to impairments, and (e) costs due to the early retirement of debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to earnings per share, which is determined in accordance with GAAP.

(2)	Derivative mark-to-market (gains)/losses were net of income tax per share of $(0.02) and $0.01 in the three months ended March 31, 2010 and 2009, respectively.
(3)	Unrealized foreign currency transaction (gains)/losses were net of income tax per share of $0.00 and $0.02 in the three months ended March 31, 2010 and 2009, respectively.
(4)	Amount includes: Kazakhstan net gain of $13 million or $0.02 related to the reversal of withholding tax contingency. There is no tax impact associated with this gain.
(5)	Amount includes: An impairment of the Company’s investment in coal to gas technology of $10 million or $0.02. There is no tax benefit associated with this impairment.

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended March 31,
($ in millions)	2010	2009

Reconciliation of Adjusted Gross Margin(1)

Consolidated Gross Margin	$1,000	$856
Add: Depreciation and Amortization	284	235
Less: General and Administrative Expenses	(82)	(84)

Adjusted Gross Margin(1)	$1,202	$1,007

Reconciliation of Proportional Gross Margin(2)

Consolidated Gross Margin	$1,000	$856
Less: Proportional Adjustment Factor	(374)	(323)

Proportional Gross Margin(2)	$626	$533

Reconciliation of Proportional Adjusted Gross Margin(1),(2)

Consolidated Adjusted Gross Margin	$1,202	$1,007
Less: Proportional Adjustment Factor	(449)	(379)

Proportional Adjusted Gross Margin(1),(2)	$753	$628

(1)

Adjusted Gross Margin is defined by the Company as: Gross margin plus depreciation and amortization less general and administrative expenses. AES believes adjusted gross margin is a useful measure for evaluating and comparing the operating performance of its businesses because it includes the direct operating costs of its business including overhead related expenses and excludes potential differences caused by variations in capital structures affecting interest income and expense, tax positions, such as the impact of changes in effective tax rates and the impact of depreciation and amortization expense.

(2)	See footnote (2) on Guidance Elements for definition of proportional financial metrics.

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended March 31,
($ in millions)	2010	2009

Calculation of Maintenance Capital Expenditures for Free Cash Flow (1)
Reconciliation Below:

Maintenance Capital Expenditures, excluding environmental	$143	$139
Environmental Capital Expenditures	13	18
Growth Capital Expenditures	367	466

Total Capital Expenditures	$523	$623

Reconciliation of Proportional Operating Cash Flow(2)

Consolidated Operating Cash Flow	$684	$357
Less: Proportional Adjustment Factor	(243)	(43)

Proportional Operating Cash Flow(2)	$441	$314

Reconciliation of Free Cash Flow(1)

Consolidated Operating Cash Flow	$684	$357
Less: Maintenance Capital Expenditures, excluding environmental	(143)	(139)
Less: Environmental Capital Expenditures	(13)	(18)

Free Cash Flow(1)	$528	$200

Reconciliation of Proportional Free Cash Flow(1),(2)

Proportional Operating Cash Flow	$441	$314
Less: Proportional Maintenance Capital Expenditures	(106)	(120)

Proportional Free Cash Flow(1),(2)	$335	$194

(1)

Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures). AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

(2)	See footnote (2) on Guidance Elements for definition of proportional financial metrics.

THE AES CORPORATION

PARENT FINANCIAL INFORMATION (unaudited)

Parent only data: last four quarters

($ in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	Mar. 31, 2010 Actual	Dec. 31, 2009 Actual	Sept. 30, 2009 Actual	June 30, 2009 Actual
Subsidiary distributions(1) to Parent & QHCs	$1,329	$1,255	$1,345	$1,327
Returns of capital distributions to Parent & QHCs	168	167	200	89

Total subsidiary distributions & returns of capital to Parent	$1,497	$1,422	$1,545	$1,416

Parent only data: quarterly
($ in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	Mar. 31, 2010 Actual	Dec. 31, 2009 Actual	Sept. 30, 2009 Actual	June 30, 2009 Actual
Subsidiary distributions(1) to Parent & QHCs	$303	$296	$202	$527
Returns of capital distributions to Parent & QHCs	21	13	134	1

Total subsidiary distributions & returns of capital to Parent	$324	$309	$336	$528

Parent Company Liquidity(2)	Balance at
($ in millions)	Mar. 31, 2010 Actual	Dec. 31, 2009 Actual	Sept. 30, 2009 Actual	June 30, 2009 Actual
Cash at Parent & Cash at QHCs(3)	$2,153	$677	$707	$603
Availability under corporate credit facilities	610	581	701	713

Ending liquidity	$2,763	$1,258	$1,408	$1,316

(1)

Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)

Parent Company Liquidity is defined as cash at the Parent Company plus availability under corporate credit facilities plus cash at qualified holding companies (“QHCs”). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’s indebtedness.

(3)

The cash held at QHCs represents cash sent to subsidiaries of the Company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

THE AES CORPORATION

2010 FINANCIAL GUIDANCE ELEMENTS(1)

	2010 Updated Financial Guidance (as of 5/7/2010)			2010 Previous Financial Guidance (issued 2/26/2010)
	Consolidated	Proportional Adjustment Factors(2)	Proportional	Consolidated	Proportional Adjustment Factors(2)	Proportional

Income Statement Elements

Gross Margin	$3,700 to 3,900 million	$1,500 million	$2,200 to 2,400 million	$3,700 to 3,900 million	$1,500 million	$2,200 to 2,400 million

Adjusted Gross Margin(3)	$4,500 to 4,700 million	$1,775 million	$2,725 to 2,925 million	$4,500 to 4,700 million	$1,775 million	$2,725 to 2,925 million

Diluted Earnings Per Share From Continuing Operations	$0.83 to 0.88			$0.95 to 1.00

Adjusted Earnings Per Share Factors(3)	$0.07(4)			$0.05(5)

Adjusted Earnings Per Share(3)	$0.90 to 0.95(4)			$1.00 to 1.05(5)

Cash Flow Elements

Net Cash From Operating Activities(6)	$2,775 to 2,975 million	$1,300 million	$1,475 to 1,675 million	$2,775 to 2,975 million	$1,300 million	$1,475 to 1,675 million

Operational Capital Expenditures (a)	$650 to 725 million	$200 million	$450 to 525 million	$650 to 725 million	$200 million	$450 to 525 million

Environmental Capital Expenditures (b)	$75 to 100 million	—	$75 to 100 million	$75 to 100 million	—	$75 to 100 million

Maintenance Capital Expenditures (a + b)	$725 to 825 million	$200 million	$525 to 625 million	$725 to 825 million	$200 million	$525 to 625 million

Free Cash Flow (7)	$2,000 to 2,200 million	$1,100 million	$900 to 1,100 million	$2,000 to 2,200 million	$1,100 million	$900 to 1,100 million

Subsidiary Distributions(8)	$1,100 to 1,200 million			$1,100 to 1,200 million

Reconciliation of Free Cash Flow

Net Cash from Operating Activities	$2,775 to 2,975 million	$1,300 million	$1,475 to 1,675 million	$2,775 to 2,975 million	$1,300 million	$1,475 to 1,675 million

Less: Maintenance Capital Expenditures	$725 to 825 million	$200 million	$525 to 625 million	$725 to 825 million	$200 million	$525 to 625 million

Free Cash Flow (7)	$2,000 to 2,200 million	$1,100 million	$900 to 1,100 million	$2,000 to 2,200 million	$1,100 million	$900 to 1,100 million

Reconciliation of Adjusted Gross Margin

Gross Margin	$3,700 to 3,900 million	$1,500 million	$2,200 to 2,400 million	$3,700 to 3,900 million	$1,500 million	$2,200 to 2,400 million

Depreciation & Amortization	$1,125 to 1,225 million	$275 million	$850 to 950 million	$1,125 to 1,225 million	$275 million	$850 to 950 million

General & Administrative	$375 million		$375 million	$375 million		$375 million

Adjusted Gross Margin(3)	$4,500 to 4,700 million	$1,775 million	$2,725 to 2,925 million	$4,500 to 4,700 million	$1,775 million	$2,725 to 2,925 million

(1)	2010 Updated Guidance is based on expectations for future foreign exchange rates and commodity prices as of March 31, 2010, as well as other factors set forth in “2010 Guidance” in the Press Release.
(2)

AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Operating Cash Flow is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) all intercompany amounts have been excluded as applicable.

(3)	Non-GAAP financial measure as reconciled in the table.
(4)	Reconciliation of Adjusted EPS includes unrealized foreign currency losses of $0.02, derivative mark-to-market losses of $0.02 and losses on debt retirement of $0.03.
(5)	Reconciliation of Adjusted EPS includes unrealized foreign currency losses of $0.02, derivative mark-to-market losses of $0.02 and losses on debt retirement of $0.01.
(6)	Net cash from operating activities guidance excludes the impact of any closing adjustments that may be recorded upon the conclusion of the Middle East and Pakistan asset sales.
(7)	Free Cash Flow is reconciled above. See Footnote (1) on Non-GAAP Financial Measures for definition.
(8)	See Footnote (1) on Parent Financial Information for definition.